EXHIBIT 10.127

                           TRADEMARK LICENSE AGREEMENT

     This Agreement dated June _, 2002, the last date any party signed below, ("Effective Date") by and between Aris Industries, Inc. a New York Corporation, located and doing business at 1411 Broadway, New York, New York 10018 ("Aris"); XOXO Clothing Company, Inc., a Delaware corporation, located and doing business at 1411 Broadway, New York, New York 10018 ("XOXO") BP Clothing, Inc. ("BP") and Europe Craft Imports, Inc., a New Jersey corporation, located and doing business at 475 Fifth Avenue, New York, New York 10017 (hereinafter "ECI") (hereinafter collectively "Licensor") on the one hand and Adamson Apparel, Inc., a Delaware corporation (hereinafter "Licensee"), on the other.

     WHEREAS, XOXO is the owner of the trademark XOXO for women's and children's clothing and shoes and is the owner of U.S. Registration No. 2,484,317 for the mark XOXO IN AMERICA AND ABROAD & Design and U.S. Registration No. 2,043,508 for the mark XOXO IN AMERICA AND ABROAD & Design (collectively hereinafter the "Trademarks");

     WHEREAS, ECI owns the trademark MEMBERS ONLY for clothing and apparel and is the owner of, inter alia, U.S. Registration Nos. 1,086,489; 1,256,728; 1,249,072; 1,412,098; 1,408,149; 2,178,733; and 2,193,994 for the mark MEMBERS
ONLY and U.S. Registration No. 2,159,622 for the mark MEMBERS ONLY & Design;

     WHEREAS, BP is the exclusive licensee of the trademark BABY PHAT for clothing;

     WHEREAS, XOXO, BP and ECI are wholly owned subsidiaries of Aris;

     WHEREAS, Licensee is in the business of, among other things, distributing and selling clothing;


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     WHEREAS, Licensee is desirous of obtaining an exclusive license to manufacture, sell, distribute, sell and advertise clothing and apparel under the trademarks XOXO, MEMBERS ONLY and BABY PHAT (hereinafter "Trademarks");

     NOW, THEREFORE, in consideration of the mutual promises and obligations of the respective parties, it is hereby contracted, covenanted and agreed as follows:

          1. Grant of License for the Licensed Products - Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license to use the XOXO trademark and MEMBERS ONLY trademark to manufacture, market, promote, advertise and sell women's, men's children's clothing, jeanswear and sportwear and the BABY PHAT trademark to manufacture, market, promote, sell and advertise the goods permitted in the Baby Phat license agreement (hereinafter the "Licensed Products") in the United States, not including United States territories and possessions (hereinafter the "Territory") during the Term of this Agreement.

          2. Rights Not Granted - Licensee agrees and covenants that it will not use the Trademarks for any goods or services, except as expressly provided for in this Agreement.

          3. Rights Reserved By Licensor - Licensor retains all rights to manufacture, distribute, sell, advertise, promote and market any products, other than the Licensed Products, bearing the Trademarks. Licensor further retains all rights to establish, operate and maintain retail stores and outlet stores products bearing the Trademarks.


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          4. Ownership of Trademarks - Licensor represents and warrants that it is the sole owner of the Trademarks, free and clear of all liens, except that it is the licensee of the BABY PHAT trademark and does not own the BABY PHAT trademark and there is an existing lien of CIT Commercial Group Services, Inc. on the XOXO mark to secure a loan. Licensee agrees that all right, title and interest to all registrations, applications and common law rights to the Trademarks, except the BABY PHAT trademark, are the exclusive property of Licensor and that Licensee shall not challenge the validity of the marks or Licensor's ownership thereof.

          5. Best Efforts - Licensee shall use its best efforts to manufacture, market, sell, distribute and advertise the Licensed Products in order to meet the demand for the Licensed Products in the Territory. Licensee shall maintain an organization that is capable of effectively soliciting orders for the sales of the Licensed Products in the Territory and meet the demand for the Licensed Products in the Territory.

          6. Term - This Agreement shall become effective upon execution by the parties hereto and shall remain in force for a period of one (1) calendar years and three (3) months (hereinafter "First Term"). The First Term shall end on December 31, 2003. Thereafter, this Agreement may be automatically renewed for a further one (1) year term (hereinafter "Renewal Term"), unless Licensee notifies Licensor of its intention to terminate at least three (3) months before the expiration of the First Term or unless Licensor provides written notice of cancellation three (3) months prior to the end of the First Term.


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          7. Royalty Payments - In consideration of the license granted herein,
     Licensee agrees to pay Licensor in an amount equal to 6 percent (6%) of the Nets Sales of the Licensed Products. Net Sales shall mean Licensee's gross sales, as determined by the gross invoice amount billed to customers of the Licensed Products, less actual returns, freight and bona fide trade discounts actually granted by Licensee. Licensee shall provide Licensor with reasonable documentation evidencing any and all allowances, deductions, returns, or credits.

          8. Licensee's Statements - The Licensee shall furnish to Licensor with each within 30 days of the end of each quarterly period a statement (the "Statement"), setting forth (i) a complete description, including the total number, of Licensed Products manufactured by the Licensee during the relevant three month period covered by the Statement, and (ii) a complete description, including the total number, stock number, item, units sold, description, quantity shipped, customer, gross invoice, amount billed to customer, less discounts, allowances, returns, and reportable sales for each of the Licensed Products shipped or sold by the Licensee during the relevant three month period covered by the Statement. Licensee shall keep true, complete and accurate records and books of account showing all of its sales and shipments of Licensed Products.

          9. Annual Reports - For each calendar year during the term of this Agreement, Licensee shall submit to Licensor an annual statement for each calendar year within ninety (90) days period ending December 31 ("Annual Report"). The Annual Report shall detail and provide a cumulative account of all transactions of the Licensed Products, including, without limitation, all sales, all returns, all bona fide trade


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     discounts, the direct cost of the Licensed Products included in the Net
     Sales for the year and all royalties paid and payable, all Licensed Products returned as substandard, all orders cancelled for non-delivery and such other information as Licensor may, from time to time, reasonably request.

          10. Marking - As a condition to the grant of rights hereunder, Licensee agrees to mark the Licensed Products (including samples and designs) with the appropriate common law or statutory trademark or copyright notice, TM or (R) or (C), as is appropriate.

          11. Quality of Goods/Product Standards - The parties agree that Licensee is fully familiar with the quality standards of Licensor. Licensee agrees to meet Licensors quality standards for all Licensed Products. Licensor hereby appoints Licensee as its agents for inspection and maintaining the high quality standard whenever the Trademarks are used pursuant to this Agreement. In the event Licensee receives written notice from Licensor that the Licensed Products do not comply with Licensor's quality standards, Licensee shall cure such breach within twenty-one (21) days of receipt of such notice.

          12. Trademarks Copyrights and Patents - Licensor may seek, at its own expense, to obtain copyright, trademark or patent protection for the Licensed Products. It is agreed to by the parties that Licensor shall own all copyrights, trademarks, patents and designs and all modifications and improvements thereto made in the Licensed Products pursuant to the terms of this Agreement.

          13. Licensor's Rights. All use of the Trademarks by Licensee and in any variation thereof shall inure to the exclusive benefit of Licensor. All rights in the


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     Trademarks other than those specifically granted to Licensee hereunder are reserved to Licensor.

          14. Goodwill - Licensee acknowledges and agrees that all goodwill and publicity associated with the Trademarks, copyrights or designs of the Licensed Products shall belong exclusively to Licensor.

          15. Termination - Licensor may terminate this agreement on thirty (30) days notice if Licensee fails to sell Licensed Products for a period of more than sixty (60) days. Either party may terminate this agreement on thirty (30) days notice for a material breach default or failure to perform. If, within the thirty (30) days the breach, default or failure to perform is not cured, this Agreement may be terminated.

          16. Infringement - Licensee agrees that if during the Term of this Agreement any Trademarks shall in the opinion of Licensee be infringed or used without authorization by any other person, firm, corporation or other entity, Licensor shall have the sole and exclusive right, but not the obligation, to take any and all steps in its name, or in the name of the Licensee or in their joint names, as Licensor (in its sole discretion) may deem advisable, including, without limitation, the institution of any action or proceeding to seek damages for and/or to enjoin such infringement or unauthorized use, and to prosecute, settle, compromise or otherwise dispose of the same.

          17. No Agency - Nothing in this Agreement shall constitute the parties hereto as principal and agent, partners or joint venturers for any purpose and Licensee shall have no power or authority to bind Licensor or to incur any obligations on Licensor's behalf.


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          18. Entire Agreement - This Agreement, together with the exhibits hereto, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior understandings of the parties hereto with respect to its subject matter.

          19. Successors and Assigns - This Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. Neither party may assign its rights or delegate its obligations under this Agreement without the express written consent of the other party.

          20. Governing Law; Jurisdiction - This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court, Southern District of New York and to the jurisdiction of any other competent court of the State of New York located in New York City in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated herein and agrees not to commence any litigation relating thereto, except in such courts.

          21. Savings Clause - If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as


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     nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          22. Counterparts - This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23. Construction - Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all Exhibits hereto. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

          24. Confidentiality - The parties, their respective subsidiaries, affiliates, employees, shareholders, officers, attorneys, successors and assigns, agree to maintain the terms of this Agreement on a confidential basis. The terms of the Agreement may only be disclosed as required to enforce this Agreement or in response to legal process or court order on notice to the other party and, to the extent permitted, subject to a protective order that maintains confidentiality.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 Aris Industries, Inc.:

                                     By:
                                             -----------------------------------
                                             Arnold H. Simon

                                     Title:  Chief Executive Officer
                                             -----------------------------------

                                     Date:
                                             -----------------------------------


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                                 XOXO Clothing Company:

                                     By:
                                             -----------------------------------
                                             Arnold H. Simon

                                     Title:  Chief Executive Officer
                                             -----------------------------------

                                     Date:
                                             -----------------------------------

                                 European Craft Imports, Inc.

                                     By:
                                             -----------------------------------
                                             Arnold H. Simon

                                     Title:
                                             -----------------------------------

                                     Date:
                                             -----------------------------------


                                 BP Clothing, Inc.

                                     By:
                                             -----------------------------------
                                             Arnold H. Simon

                                     Title:
                                             -----------------------------------

                                     Date:
                                             -----------------------------------


                                 Adamson Apparel, Inc.

                                     By:
                                             -----------------------------------


                                     Title:
                                             -----------------------------------

                                     Date:
                                             -----------------------------------



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